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As filed with the Securities and Exchange Commission on September 18, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCELERON PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street
Cambridge, MA 02139
(617) 649-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John L. Knopf, Ph.D.
Chief Executive Officer and President
128 Sidney Street
Cambridge, MA 02139
(617) 649-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc Rubenstein, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	John D. Quisel, Ph.D., Esq. Vice President, General Counsel and Secretary Acceleron Pharma Inc. 128 Sidney Street Cambridge, MA 02139 (617) 649-9200	Jonathan L. Kravetz, Esq. Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement is declared effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-190417

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock, $0.001 par value	1,069,500	$15.00	$16,042,500	$2,189

(1)
Represents only the additional number of shares being registered and includes 139,500 shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-190417).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $80,212,500 on a Registration Statement on Form S-1 (File No. 333-190417), which was declared effective by the Securities and Exchange Commission on September 18, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $16,042,500 is hereby registered, which includes shares issuable upon the exercise of the underwriters' option to purchase additional shares.

          The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

 Explanatory note and incorporation by reference

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The contents of the Registration Statement on Form S-1 (File No. 333-190417) filed by Acceleron Pharma Inc. with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, which was declared effective by the Commission on September 18, 2013, are incorporated by reference into this Registration Statement.

        The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on September 18th, 2013.

ACCELERON PHARMA INC.
By:	/s/ JOHN KNOPF, PH.D. John L. Knopf, Ph.D. Chief Executive Officer and President

Signatures

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN KNOPF, PH.D. John L. Knopf, Ph.D.	Chief Executive Officer and President (Principal Executive Officer)	September 18, 2013
* Kevin F. McLaughlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 18, 2013
* Anthony B. Evnin, Ph.D.	Director	September 18, 2013
* Jean M. George	Director	September 18, 2013
* George Golumbeski, Ph.D.	Director	September 18, 2013
* Carl L. Gordon, Ph.D., CFA	Director	September 18, 2013

Signature	Title	Date

* Edwin M. Kania, Jr.	Director	September 18, 2013
* Tom Maniatis, Ph.D.	Director	September 18, 2013
* Terrance G. McGuire	Director	September 18, 2013
* Richard F. Pops	Director	September 18, 2013
* Joseph S. Zakrzewski	Director	September 18, 2013

*by:	/s/ JOHN KNOPF, PH.D. Attorney-in-Fact

Exhibit Number		Description of Exhibit
5.1		Opinion of Ropes & Gray LLP
23.1		Consent of Ernst & Young LLP
23.2		Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney

*
Previously filed on the signature page to the Registrant's Registration Statement on Form S-1, as amended (File no. 333-190417), originally filed with the Securities and Exchange Commission on August 7, 2013 and incorporated by reference herein.

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Explanatory note and incorporation by reference
Signatures